Exhibit 99.1

Apple Hospitality REIT, Inc. Reports Results of Operations for Second Quarter of 2015

RICHMOND, Va.--(BUSINESS WIRE)-- Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter of 2015.

Justin Knight, President and Chief Executive Officer, commented: “During the second quarter of 2015, we continued to see steady improvement in lodging fundamentals across the majority of our markets, which has led to ongoing growth in our operating results. With the broad geographic diversification of our portfolio, across more than 80 MSAs, our focus on the upscale, select service sector of the industry, our alignment with the Marriott and Hilton families of brands, and a balance sheet that provides us with significant transactional and operational flexibility, we believe the Company is well positioned for future growth.”

Second Quarter 2015 Highlights for the Company (comparisons to Second Quarter 2014):

•	Completed the listing of its common shares on the New York Stock Exchange on May 18, 2015 (the “Listing”)

•	Comparable Hotels revenue per available room (RevPAR) increased by 6.2 percent to $107.48

•	Comparable Hotels Adjusted Hotel EBITDA increased by 8.5 percent to $94.4 million

•	Comparable Hotels Adjusted Hotel EBITDA Margin increased by 70 basis points to 40.0 percent

•	Modified funds from operations (MFFO) totaled $82.2 million, an increase of over 7 percent to $0.44 per share

•	Acquired two hotels for a total purchase price of $43 million

•	Paid distributions of $0.327 per share

•	Completed a $200 million tender offer at $19.00 per common share

Hotel Portfolio Overview as of June 30, 2015:

•	Number of hotels – 174

•	Number of rooms – 22,177

•	Number of Marriott® branded hotels – 90

•	Number of Hilton® branded hotels – 84

•	Number of states where hotels are located – 32

Apple Hospitality defines metrics from “Comparable Hotels” as results generated by the 174 hotels owned as of June 30, 2015. For hotels acquired during the period, the Company has included results of those hotels for periods prior to the Company’s ownership, and for dispositions, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes.

Selected Statistical and Financial Data
As of and For the Three and Six Months Ended June 30, 2015
(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,		% Change	June 30,		% Change
	2015	2014		2015	2014
Comparable Hotels ADR	$131.28	$125.04	5.0%	$129.27	$123.24	4.9%
Comparable Hotels Occupancy	81.9%	80.9%	1.2%	78.1%	76.6%	2.0%
Comparable Hotels RevPAR	$107.48	$101.17	6.2%	$100.98	$94.43	6.9%

Adjusted EBITDA	$90,106	$85,428	5.5%	$161,209	$134,081	20.2%
Comparable Hotels Adjusted Hotel EBITDA	$94,445	$87,021	8.5%	$170,697	$153,202	11.4%
Modified funds from operations (MFFO)	$82,229	$77,314	6.4%	$145,053	$121,976	18.9%
MFFO per share	$0.44	$0.41	7.3%	$0.78	$0.78	-
Net income	$44,245	$43,799	1.0%	$88,112	$(50,663)	n/a
Net income per share	$0.24	$0.23	4.3%	$0.47	$(0.33)	n/a

Distributions paid	$60,821	$61,693	(1.4%)	$124,238	$107,559	15.5%
Distributions paid per share	$0.327	$0.330	(0.9%)	$0.667	$0.717	(7.0%)
Weighted avg. shares outstanding basic and diluted	185,351	186,945	(0.9%)	185,896	155,811	19.3%
Total shares outstanding	175,606	186,910	(6.0%)	175,606	186,910	(6.0%)

Total debt outstanding	$799,539
Net debt to trailing twelve month Adjusted EBITDA	2.6

_________________________________
1Explanations of and reconciliations to Net Income of Adjusted EBITDA, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included at the end of this release.

Transactional Activity

During the six months ended June 30, 2015, Apple Hospitality sold 19 properties in two separate transactions for a total sale price of approximately $208.5 million. In conjunction with these transactions, the Company recorded a gain on sale of approximately $15.4 million, which is included in the Company’s consolidated statements of operations for the six months ended June 30, 2015. The proceeds from the sale transactions were used primarily to repay the outstanding balance under the Company’s revolving credit facility, with the intent to use the increased availability to fund hotel acquisitions, hotel renovations and other general corporate purposes.

In June 2015, Apple Hospitality completed the acquisition of a 156-room Hampton Inn by Hilton® in the Las Olas area of downtown Ft. Lauderdale, FL, for a purchase price of approximately $23 million. The property, adjacent to the Ft. Lauderdale historic district, is convenient to the Port Everglades cruise port as well as the numerous dining and shopping options that line Las Olas Boulevard. The Ft. Lauderdale market continues to benefit from strengthening demand, with steady RevPAR growth of 7.5 percent year-to-date through June as compared to the same period last year, as reported by Smith Travel Research (STR). Also in June, the Company acquired a 110-room Hampton Inn by Hilton® in Cypress, CA, for approximately $20 million. The hotel is located near a variety of national and international corporations and within easy reach of Disneyland® Park. The Cypress market benefits from a variety of business and leisure demand generators and for the first six months of 2015, STR reported solid RevPAR growth of 11.5 percent as compared to the same period of 2014. Subsequent to the end of the second quarter, in July 2015, the Company purchased a new 170-room SpringHill Suites® by Marriott® in Burbank, CA, for a purchase price of approximately $60 million. Within walking distance of downtown Burbank and convenient to Hollywood attractions, the modern, boutique-style hotel provides guests easy access to numerous amenities. STR reported positive demand and rate trends for the Burbank market with RevPAR growth of 7.2 percent for the first six months of 2015 as compared to the same period of 2014.

Apple Hospitality currently has outstanding contracts for the potential purchase of five additional hotels for a total purchase price of approximately $177 million. The hotels currently under contract include: a 128-room Home2 Suites by Hilton® in Atlanta, GA, which is currently under construction; a 190-room Courtyard® by Marriott® in Burbank, CA; a 245-room Courtyard® by Marriott® in San Diego, CA; and a dual-branded property that includes a 102-room Courtyard® by Marriott® and a 78-room Residence Inn® by Marriott® in Syracuse, NY. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on these hotels will occur under the outstanding purchase contracts. If closing conditions are satisfied, the Company anticipates closing on the acquisitions of these hotels over the course of the next six months.

Capital Markets Activity

As previously announced, on May 18, 2015, the Company completed the Listing of its common shares on the New York Stock Exchange. In connection with the Listing, effective May 18, 2015, the Company completed a 50% reverse share split. As a result of the reverse share split, every two common shares were converted into one common share, reducing the number of issued and outstanding common shares from 372.2 million to 186.1 million on the effective date. Except where the context indicates otherwise, all common shares and per share amounts for all periods presented have been adjusted to reflect the reverse share split.

In connection with the Company’s Listing, the Board of Directors approved a modified "Dutch Auction" tender offer to purchase up to $200 million in value of the Company’s common shares (the “Tender Offer”), which commenced on May 18, 2015 and expired on June 22, 2015. Upon expiration, the Company accepted for purchase approximately 10.5 million of its common shares, at a purchase price of $19.00 per common share, for an aggregate purchase price of approximately $200 million, excluding fees and expenses related to the Tender Offer. The total common shares accepted for purchase represented approximately 97% of the common shares properly tendered and not properly withdrawn at the purchase price of $19.00 per common share. Payment for shares accepted for purchase occurred on June 24, 2015, and the shares purchased were retired. The Company funded the Tender Offer and all related costs primarily from borrowings under its credit facility. The Company had approximately 175.6 million common shares outstanding immediately following payment for the shares purchased in the Tender Offer.

The Company’s previously announced $500 million share repurchase program became effective on July 8, 2015. As part of the implementation of the program, the Company established a written trading Plan (“Plan”) authorizing the repurchase of its common shares in open market transactions. The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which allows the Company, through a designated broker, to repurchase shares at times, when it might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Because repurchases under a 10b5-1 plan are subject to certain pricing, market and volume parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan. The timing of share repurchases under the Plan and overall repurchase program will depend upon prevailing market conditions, regulatory requirements and other factors and may be suspended by the Company at any time. As of July 31, 2015, the Company had purchased approximately 186,000 shares under the Plan at a weighted average purchase price of approximately $17.80 for a total of approximately $3.3 million. Purchases under the Plan have been funded and the Company intends to fund future purchases with availability under the Company’s credit facility.

Capital Improvements

Apple Hospitality consistently reinvests in its properties and during the six months ended June 30, 2015, the Company invested approximately $19.8 million in capital expenditures, completing renovations on 12 hotels. The Company currently plans on investing an additional $30 to $40 million during the remainder of 2015.

Balance Sheet

Concurrent with the Listing, Apple Hospitality entered into an amendment and restatement of its $345 million credit facility, increasing the borrowing capacity to $965 million and extending the maturity dates. The $965 million credit facility is comprised of (a) a $540 million revolving credit facility with an initial maturity date of May 18, 2019 (subject to certain conditions can be extended one year), and (b) a $425 million term loan facility with a maturity date of May 18, 2020. Subject to the Company’s leverage ratio, interest under the new facility ranges from an annual rate of LIBOR plus 1.5% - 2.3%.

At June 30, 2015, Apple Hospitality had approximately $799.5 million of total indebtedness with a current combined weighted average interest rate of approximately 4.1% for the remainder of 2015, comprised of approximately $489.7 million in property level debt (43 hotels) and $309.8 million outstanding on its $965 million unsecured credit facility. Apple Hospitality’s combined unrestricted cash and undrawn capacity on its revolving credit facility at June 30, 2015, was approximately $655 million.

Shareholder Distributions

Apple Hospitality paid distributions of $0.327 per common share during the second quarter of 2015. Effective with the Listing, the Company’s Board of Directors approved a regular monthly distribution of $0.10 per common share. Based on the Company’s common stock closing price of $18.14 on July 31, 2015, the annualized distribution of $1.20 per common share represents an annual 6.6% yield. The Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2015 Outlook

Apple Hospitality is maintaining its operational and financial outlook for the 2015 fiscal year for the Company. This outlook, which is based on management’s current view of operating and economic fundamentals, does not contemplate acquisitions, dispositions, or capital market activities beyond those discussed in this release, nor does it take into account the impact of any unanticipated developments in its business or changes in its operating environment. Apple Hospitality may change its outlook during the year as actual and anticipated results vary from management’s assumptions. For the full year 2015, the Company anticipates:

	2015 Guidance
	Low-End	High- End

Comparable Hotels RevPAR Growth	5%	7%

Adjusted EBITDA	$310 million	$330 million

Earnings Call

The Company will host a quarterly conference call for investors and interested parties on Friday, August 7, 2015, at 9:00 AM Eastern Time. The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the investor information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 PM Eastern Time on August 7, 2015, through midnight Eastern Time on August 21, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13612259. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. As of June 30, 2015, the Company’s portfolio consisted of 174 hotels, with 22,177 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets across 32 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements, involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

Apple Hospitality REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation of $357,947 and $296,559, respectively	$3,499,689	$3,492,821
Assets held for sale	0	195,588
Restricted cash-furniture, fixtures and other escrows	26,657	32,526
Due from third party managers, net	41,771	22,879
Other assets, net	42,278	35,935
Total Assets	$3,610,395	$3,779,749

Liabilities
Credit facility	$309,800	$191,600
Mortgage debt	489,739	517,970
Accounts payable and other liabilities	64,492	55,555
Total Liabilities	864,031	765,125

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	0	0
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 175,605,637 and 186,910,407 shares, respectively	3,522,428	3,737,328
Accumulated other comprehensive loss	(185)	(511)
Distributions greater than net income	(775,879)	(722,193)
Total Shareholders' Equity	2,746,364	3,014,624

Total Liabilities and Shareholders' Equity	$3,610,395	$3,779,749

Note:
The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2015.

Apple Hospitality REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Room	$214,991	$213,372	$407,004	$338,814
Other	19,383	19,196	37,722	30,875
Total revenue	234,374	232,568	444,726	369,689

Expenses:
Operating	57,152	58,147	111,757	93,403
Hotel administrative	17,408	16,625	34,564	26,983
Sales and marketing	17,880	18,273	34,978	29,357
Utilities	7,559	7,988	15,717	13,378
Repair and maintenance	9,357	9,258	18,526	14,870
Franchise fees	9,887	9,659	18,709	15,375
Management fees	8,085	8,058	15,590	12,991
Property taxes, insurance and other	11,716	11,230	23,277	18,356
Ground lease	2,507	2,489	5,008	3,361
General and administrative	3,699	6,628	9,246	9,147
Transaction and listing costs	5,825	1,776	7,049	3,886
Series B convertible preferred share expense	0	0	0	117,133
Depreciation	31,135	30,754	61,854	50,313
Total expenses	182,210	180,885	356,275	408,553

Operating income (loss)	52,164	51,683	88,451	(38,864)

Interest and other expense, net	(7,226)	(7,333)	(14,963)	(10,857)
Gain (loss) on sale of real estate	(271)	0	15,358	0

Income (loss) before income taxes	44,667	44,350	88,846	(49,721)

Income tax expense	(422)	(551)	(734)	(942)

Net income (loss)	$44,245	$43,799	$88,112	$(50,663)

Other comprehensive income (loss):
Unrealized loss on interest rate derivatives	(185)	(914)	(459)	(446)
Cash flow hedge losses reclassified to earnings	785	0	785	0

Comprehensive income (loss)	$44,845	$42,885	$88,438	$(51,109)

Basic and diluted net income (loss) per common share	$0.24	$0.23	$0.47	$(0.33)

Weighted average common shares outstanding - basic and diluted	185,351	186,945	185,896	155,811

Note:
The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2015.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change

Room revenue	$216,891	$202,210	7.3%	$405,311	$375,372	8.0%
Other revenue	19,490	18,961	2.8%	39,564	35,811	10.5%
Total revenue	236,381	221,171	6.9%	444,875	411,183	8.2%

Total operating expenses	141,936	134,150	5.8%	274,178	257,981	6.3%

Adjusted Hotel EBITDA	$94,445	$87,021	8.5%	$170,697	$153,202	11.4%
Adjusted Hotel EBITDA Margin %	40.0%	39.3%	1.8%	38.4%	37.3%	2.9%

ADR	$131.28	$125.04	5.0%	$129.27	$123.24	4.9%
Occupancy	81.9%	80.9%	1.2%	78.1%	76.6%	2.0%
RevPAR	$107.48	$101.17	6.2%	$100.98	$94.43	6.9%

Reconciliation to Actual Results

Total Revenue (Actual)	$234,374	$232,568		$444,726	$369,689
Revenue from properties acquired in Apple Seven and Apple Eight mergers for periods prior to mergers	-	-		-	61,665
Revenue from acquisitions (prior to acquisition)	2,272	2,694		5,683	6,221
Revenue from dispositions	(232)	(14,261)		(7,359)	(26,504)
Lease revenue intangible amortization	(33)	170		1,825	112
Comparable Hotels Total Revenue	$236,381	$221,171		$444,875	$411,183

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$93,805	$92,056		$170,455	$143,228

AHEBITDA from properties acquired in Apple Seven and Apple Eight mergers for periods prior to mergers	-	-		-	17,415
AHEBITDA from acquisitions (prior to ownership)	606	616		2,265	2,162
AHEBITDA from dispositions	34	(5,651)		(2,023)	(9,603)
Comparable Hotels AHEBITDA	$94,445	$87,021		$170,697	$153,202

Note:
Comparable Hotels is defined as the 174 hotels owned by the Company as of June 30, 2015. For hotels acquired during the period the Company has included results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes.

Reconciliation of Net Income (Loss) to Non-GAAP financial measures is included in the following pages.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics and Statistical Data (Continued)
(Unaudited) (in thousands except statistical data)

	Three Months Ended				Trailing 12
	Sept 30, 2014	Dec 31, 2014	March 31, 2015	June 30, 2015	June 30, 2015

Room revenue	$202,972	$174,008	$188,420	$216,891	$782,291
Other revenue	17,838	18,880	20,074	19,490	76,282
Total revenue	220,810	192,888	208,494	236,381	858,573

Total operating expenses	135,904	125,084	132,242	141,936	535,166

Adjusted Hotel EBITDA	$84,906	$67,804	$76,252	$94,445	$323,407
Adjusted Hotel EBITDA Margin %	38.5%	35.2%	36.6%	40.0%	37.7%

ADR	$126.06	$120.89	$127.04	$131.28	$126.48
Occupancy	79.7%	71.1%	74.3%	81.9%	76.7%
RevPAR	$100.45	$85.93	$94.42	$107.48	$97.07

Reconciliation to Actual Results

Total Revenue (Actual)	$231,884	$202,323	$210,352	$234,374	$878,933
Revenue from acquisitions (prior to ownership)	2,423	2,389	3,411	2,272	10,495
Revenue from dispositions	(13,639)	(11,966)	(7,127)	(232)	(32,964)
Lease revenue intangible amortization	142	142	1,858	(33)	2,109
Comparable Hotels Total Revenue	$220,810	$192,888	$208,494	$236,381	$858,573

Adjusted Hotel EBITDA (AHEBITDA)	$89,252	$71,073	$76,650	$93,805	$330,780
AHEBITDA from acquisitions (prior to ownership)	644	703	1,659	606	3,612
AHEBITDA from dispositions	(4,990)	(3,972)	(2,057)	34	(10,985)
Comparable Hotels Total AHEBITDA	$84,906	$67,804	$76,252	$94,445	$323,407

Note:
Comparable Hotels is defined as the 174 hotels owned by the Company as of June 30, 2015. For hotels acquired during the period the Company has included results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes.

Reconciliation of Net Income (Loss) to Non-GAAP financial measures is included in the following pages.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs.

Apple Hospitality REIT, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to FFO and MFFO
(Unaudited) (in thousands)

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains or losses from sales of real estate, extraordinary items as defined by GAAP, the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the NAREIT definition, even though FFO as presented by the Company is applicable only to its common shareholders and does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including: (i) the exclusion of the non-cash Series B convertible preferred share conversion expense and transaction and listing costs as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three and six months ended June 30, 2015 and 2014 (in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$44,245	$43,799	$88,112	$(50,663)
Depreciation of real estate owned	30,906	30,524	61,395	50,007
(Gain) loss on sale of real estate	271	-	(15,358)	-
Amortization of favorable and unfavorable leases, net	133	336	2,156	440
Funds (loss) from operations	75,555	74,659	136,305	(216)
Series B convertible preferred share expense	-	-	-	117,133
Transaction and listing costs	5,825	1,776	7,049	3,886
Non-cash straight-line ground lease expense	849	879	1,699	1,173
Modified funds from operations	$82,229	$77,314	$145,053	$121,976

Apple Hospitality REIT, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA
(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes and depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

The Company considers the exclusion of certain additional items from EBITDA useful, including: (i) the exclusion of the non-cash Series B convertible preferred share conversion expense, transaction and listing costs, and gains or losses from sales of real estate as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014 (in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$44,245	$43,799	$88,112	$(50,663)
Depreciation	31,135	30,754	61,854	50,313
Amortization of favorable and unfavorable leases, net	133	336	2,156	440
Interest and other expense, net	7,226	7,333	14,963	10,857
Income tax expense	422	551	734	942
EBITDA	83,161	82,773	167,819	11,889
Series B convertible preferred share expense	-	-	-	117,133
Transaction and listing costs	5,825	1,776	7,049	3,886
(Gain) loss on sale of real estate	271	-	(15,358)	-
Non-cash straight-line ground lease expense	849	879	1,699	1,173
Adjusted EBITDA	$90,106	$85,428	$161,209	$134,081

General and administrative	3,699	6,628	9,246	9,147
Adjusted Hotel EBITDA	$93,805	$92,056	$170,455	$143,228

Apple Hospitality REIT, Inc.
Debt Summary
(Unaudited) ($ in thousands)
June 30, 2015

	2015	2016	2017	2018	2019	Thereafter	Total
Total debt:
Maturities	$37,264	$133,502	$95,710	$6,305	$103,902	$420,036	$796,719
Average interest rates	4.1%	3.9%	3.6%	3.4%	3.6%	3.8%

Variable rate debt:
Maturities	$390	$780	$36,945	$-	$97,300	$212,500	$347,915
Average interest rates (1)	2.8%	2.8%	2.7%	2.7%	2.8%	3.1%

Fixed rate debt:
Maturities	$36,874	$132,722	$58,765	$6,305	$6,602	$207,536	$448,804
Average interest rates	5.2%	5.0%	4.7%	4.5%	4.5%	4.5%
________
(1) The average interest rate gives effect to interest rate swaps, as applicable.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Three months ended June 30
(Unaudited)

Region/State		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2015	Q2 2014	% Change	Q2 2015	Q2 2014	% Change	Q2 2015	Q2 2014	% Change	Q2 2015
East North Central
Illinois	4	81.0%	78.6%	3.1%	$133.08	$126.01	5.6%	$107.82	$99.03	8.9%	3.0%
Indiana	2	77.9%	80.6%	-3.3%	$120.44	$101.71	18.4%	$93.86	$81.96	14.5%	1.0%
Michigan	1	77.8%	79.4%	-2.1%	$127.68	$121.57	5.0%	$99.33	$96.58	2.8%	0.7%
Ohio	1	72.5%	76.5%	-5.2%	$123.75	$118.51	4.4%	$89.77	$90.68	-1.0%	0.6%
East North Central Total	8	78.9%	78.9%	0.0%	$128.69	$119.31	7.9%	$101.51	$94.08	7.9%	5.2%

East South Central
Alabama	10	80.7%	78.9%	2.3%	$108.70	$103.67	4.9%	$87.72	$81.82	7.2%	3.5%
Mississippi	2	81.5%	86.6%	-5.9%	$107.85	$108.38	-0.5%	$87.87	$93.82	-6.3%	0.6%
Tennessee	6	89.9%	88.8%	1.1%	$151.35	$142.12	6.5%	$135.99	$126.25	7.7%	4.8%
East South Central Total	18	84.3%	83.5%	1.0%	$126.17	$119.93	5.2%	$106.37	$100.08	6.3%	8.9%

Middle Atlantic
New Jersey	5	84.7%	79.1%	7.0%	$134.91	$136.11	-0.9%	$114.23	$107.67	6.1%	2.9%
New York	2	87.1%	90.6%	-3.9%	$221.82	$210.30	5.5%	$193.20	$190.52	1.4%	0.9%
Pennsylvania	3	74.5%	76.0%	-2.0%	$145.09	$144.15	0.7%	$108.05	$109.50	-1.3%	2.0%
Middle Atlantic Total	10	82.4%	81.3%	1.4%	$161.87	$160.15	1.1%	$133.46	$130.15	2.5%	5.8%

Mountain
Arizona	7	64.6%	62.9%	2.7%	$96.60	$92.84	4.0%	$62.42	$58.43	6.8%	1.7%
Colorado	2	90.8%	83.5%	8.7%	$127.75	$121.74	4.9%	$115.95	$101.67	14.0%	1.4%
Idaho	2	83.0%	76.8%	8.1%	$113.34	$108.46	4.5%	$94.10	$83.27	13.0%	1.7%
Utah	2	79.7%	84.5%	-5.8%	$101.54	$97.89	3.7%	$80.88	$82.75	-2.3%	0.8%
Mountain Total	13	74.3%	71.8%	3.5%	$106.61	$101.90	4.6%	$79.25	$73.17	8.3%	5.6%

New England
Massachusetts	4	84.3%	83.8%	0.6%	$126.25	$114.01	10.7%	$106.42	$95.56	11.4%	2.1%
New England Total	4	84.3%	83.8%	0.6%	$126.25	$114.01	10.7%	$106.42	$95.56	11.4%	2.1%

Pacific
Alaska	1	89.0%	89.6%	-0.7%	$223.66	$204.71	9.3%	$199.11	$183.44	8.5%	1.6%
California	20	86.5%	84.0%	3.0%	$140.96	$133.04	6.0%	$121.87	$111.69	9.1%	13.5%
Washington	4	90.0%	87.0%	3.5%	$176.46	$162.97	8.3%	$158.82	$141.76	12.0%	5.0%
Pacific Total	25	87.2%	84.8%	2.9%	$151.67	$142.26	6.6%	$132.28	$120.60	9.7%	20.1%

South Atlantic
Florida	16	85.6%	82.5%	3.7%	$125.06	$118.94	5.1%	$107.00	$98.13	9.0%	8.3%
Georgia	5	78.8%	78.4%	0.6%	$106.24	$103.00	3.1%	$83.74	$80.71	3.8%	1.5%
Maryland	2	80.8%	82.3%	-1.8%	$135.17	$130.83	3.3%	$109.19	$107.63	1.4%	1.1%
North Carolina	9	81.1%	82.8%	-2.2%	$121.33	$115.13	5.4%	$98.36	$95.38	3.1%	4.6%
South Carolina	3	85.9%	85.8%	0.1%	$120.80	$113.01	6.9%	$103.74	$96.99	7.0%	1.5%
Virginia	14	79.5%	79.7%	-0.3%	$137.61	$126.38	8.9%	$109.43	$100.79	8.6%	10.8%
South Atlantic Total	49	82.0%	81.5%	0.6%	$127.50	$119.60	6.6%	$104.58	$97.48	7.3%	27.7%

West North Central
Kansas	4	79.2%	73.5%	7.8%	$106.95	$108.54	-1.5%	$84.74	$79.81	6.2%	1.1%
Minnesota	1	74.9%	78.7%	-4.8%	$105.04	$100.42	4.6%	$78.66	$79.03	-0.5%	0.3%
Missouri	4	86.2%	88.7%	-2.8%	$140.06	$133.07	5.3%	$120.78	$118.07	2.3%	3.0%
Nebraska	1	82.6%	82.6%	-0.1%	$160.40	$152.19	5.4%	$132.43	$125.71	5.3%	1.3%
West North Central Total	10	82.3%	81.8%	0.5%	$129.27	$125.43	3.1%	$106.36	$102.64	3.6%	5.7%

West South Central
Arkansas	4	75.7%	76.0%	-0.3%	$115.23	$107.01	7.7%	$87.28	$81.28	7.4%	1.5%
Louisiana	4	82.2%	81.2%	1.3%	$130.25	$127.15	2.4%	$107.11	$103.25	3.7%	2.6%
Oklahoma	1	83.5%	83.9%	-0.6%	$152.00	$170.01	-10.6%	$126.87	$142.71	-11.1%	1.3%
Texas	28	79.9%	79.7%	0.2%	$121.69	$118.42	2.8%	$97.20	$94.44	2.9%	13.5%
West South Central Total	37	79.9%	79.8%	0.2%	$123.56	$120.86	2.2%	$98.78	$96.40	2.5%	18.9%

Total Portfolio	174	81.9%	80.9%	1.2%	$131.28	$125.04	5.0%	$107.48	$101.17	6.2%	100.0%

Note:
State categorization is based on census region designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Six months ended June 30
(Unaudited)

Region/State		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015
East North Central
Illinois	4	74.3%	71.1%	4.4%	$129.69	$123.85	4.7%	$96.35	$88.10	9.4%	2.7%
Indiana	2	74.9%	74.0%	1.1%	$110.39	$97.78	12.9%	$82.63	$72.37	14.2%	0.9%
Michigan	1	75.0%	73.8%	1.7%	$124.89	$119.99	4.1%	$93.68	$88.53	5.8%	0.7%
Ohio	1	67.7%	71.5%	-5.4%	$123.01	$118.36	3.9%	$83.26	$84.65	-1.6%	0.5%
East North Central Total	8	73.7%	72.1%	2.1%	$124.17	$117.04	6.1%	$91.47	$84.43	8.3%	4.7%

East South Central
Alabama	10	75.4%	73.1%	3.1%	$107.52	$103.36	4.0%	$81.03	$75.58	7.2%	3.3%
Mississippi	2	80.0%	81.9%	-2.3%	$107.78	$107.36	0.4%	$86.23	$87.89	-1.9%	0.7%
Tennessee	6	84.7%	85.3%	-0.7%	$146.68	$138.10	6.2%	$124.20	$117.75	5.5%	4.5%
East South Central Total	18	79.4%	78.6%	1.0%	$123.67	$118.30	4.5%	$98.18	$93.00	5.6%	8.6%

Middle Atlantic
New Jersey	5	75.2%	70.2%	7.0%	$132.47	$134.79	-1.7%	$99.58	$94.66	5.2%	2.5%
New York	2	80.0%	84.7%	-5.6%	$199.98	$196.84	1.6%	$159.89	$166.65	-4.1%	0.9%
Pennsylvania	3	67.1%	68.9%	-2.7%	$142.81	$141.23	1.1%	$95.83	$97.37	-1.6%	1.7%
Middle Atlantic Total	10	74.2%	73.7%	0.6%	$154.41	$155.39	-0.6%	$114.53	$114.51	0.0%	5.1%

Mountain
Arizona	7	73.0%	71.2%	2.6%	$115.50	$105.47	9.5%	$84.32	$75.08	12.3%	3.5%
Colorado	2	81.5%	75.4%	8.2%	$125.45	$118.93	5.5%	$102.27	$89.64	14.1%	1.2%
Idaho	2	73.9%	71.9%	2.8%	$111.70	$106.78	4.6%	$82.56	$76.75	7.6%	1.6%
Utah	2	75.2%	81.4%	-7.7%	$103.14	$97.58	5.7%	$77.57	$79.48	-2.4%	0.8%
Mountain Total	13	74.7%	73.3%	1.8%	$114.36	$106.37	7.5%	$85.37	$78.01	9.4%	7.1%

New England
Massachusetts	4	75.6%	76.7%	-1.4%	$122.81	$113.80	7.9%	$92.88	$87.31	6.4%	1.8%
New England Total	4	75.6%	76.7%	-1.4%	$122.81	$113.80	7.9%	$92.88	$87.31	6.4%	1.8%

Pacific
Alaska	1	85.3%	88.0%	-3.0%	$191.74	$177.17	8.2%	$163.60	$155.87	5.0%	1.3%
California	20	83.5%	80.8%	3.4%	$138.34	$130.36	6.1%	$115.52	$105.30	9.7%	13.8%
Washington	4	85.2%	81.4%	4.7%	$163.94	$150.63	8.8%	$139.73	$122.61	14.0%	4.6%
Pacific Total	25	83.9%	81.2%	3.3%	$145.67	$136.49	6.7%	$122.21	$110.89	10.2%	19.7%

South Atlantic
Florida	16	87.2%	83.5%	4.3%	$137.24	$128.76	6.6%	$119.62	$107.58	11.2%	11.3%
Georgia	5	77.1%	76.6%	0.7%	$105.06	$100.81	4.2%	$81.05	$77.21	5.0%	1.6%
Maryland	2	67.0%	71.6%	-6.4%	$128.23	$123.95	3.5%	$85.86	$88.71	-3.2%	0.7%
North Carolina	9	75.4%	73.2%	3.0%	$112.40	$107.60	4.5%	$84.72	$78.75	7.6%	3.9%
South Carolina	3	79.6%	77.6%	2.5%	$114.53	$107.12	6.9%	$91.13	$83.13	9.6%	1.3%
Virginia	14	72.8%	71.4%	1.9%	$128.03	$118.96	7.6%	$93.23	$84.99	9.7%	9.0%
South Atlantic Total	49	78.3%	76.5%	2.4%	$126.39	$118.74	6.4%	$98.93	$90.80	8.9%	27.8%

West North Central
Kansas	4	73.4%	69.4%	5.8%	$105.01	$104.56	0.4%	$77.09	$72.56	6.2%	1.0%
Minnesota	1	69.6%	70.0%	-0.7%	$103.08	$98.96	4.2%	$71.72	$69.31	3.5%	0.2%
Missouri	4	79.5%	78.9%	0.8%	$132.68	$126.83	4.6%	$105.43	$100.02	5.4%	2.6%
Nebraska	1	77.4%	74.6%	3.7%	$141.99	$138.06	2.8%	$109.91	$103.01	6.7%	1.1%
West North Central Total	10	76.2%	74.3%	2.6%	$122.54	$118.96	3.0%	$93.37	$88.33	5.7%	4.9%

West South Central
Arkansas	4	68.7%	65.1%	5.5%	$114.22	$105.90	7.9%	$78.45	$68.91	13.8%	1.5%
Louisiana	4	81.1%	78.4%	3.4%	$133.54	$129.02	3.5%	$108.35	$101.19	7.1%	2.9%
Oklahoma	1	80.3%	81.7%	-1.7%	$146.89	$167.58	-12.3%	$117.98	$136.95	-13.9%	1.3%
Texas	28	77.9%	77.3%	0.8%	$122.72	$118.88	3.2%	$95.60	$91.88	4.0%	14.7%
West South Central Total	37	77.6%	76.5%	1.4%	$124.47	$121.38	2.5%	$96.55	$92.90	3.9%	20.3%

Total Portfolio	174	78.1%	76.6%	2.0%	$129.27	$123.24	4.9%	$100.98	$94.43	6.9%	100.0%

Note:
State categorization is based on census region designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Three months ended June 30
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2015	Q2 2014	% Change	Q2 2015	Q2 2014	% Change	Q2 2015	Q2 2014	% Change	Q2 2015
Upscale
Courtyard	31	77.4%	77.4%	0.1%	$137.64	$129.43	6.3%	$106.57	$100.15	6.4%	20.4%
Hilton Garden Inn	30	82.9%	81.6%	1.6%	$128.96	$122.39	5.4%	$106.91	$99.84	7.1%	19.1%
Homewood Suites	23	86.8%	84.3%	3.0%	$132.22	$126.79	4.3%	$114.81	$106.86	7.4%	11.9%
Residence Inn	26	84.9%	83.4%	1.7%	$137.49	$131.07	4.9%	$116.68	$109.38	6.7%	15.7%
SpringHill Suites	14	81.4%	79.6%	2.2%	$109.32	$101.26	8.0%	$88.95	$80.63	10.3%	6.5%
Upscale Total	124	82.3%	81.0%	1.5%	$131.04	$124.06	5.6%	$107.81	$100.53	7.2%	73.5%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	7	79.4%	80.9%	-1.9%	$109.74	$102.21	7.4%	$87.10	$82.68	5.3%	2.7%
Hampton Inn/Hampton Inn & Suites	26	83.4%	82.4%	1.3%	$127.16	$123.84	2.7%	$106.10	$102.01	4.0%	13.6%
Home2 Suites	2	90.4%	92.9%	-2.7%	$137.98	$126.00	9.5%	$124.69	$117.07	6.5%	1.7%
TownePlace Suites	8	77.5%	75.1%	3.1%	$93.55	$91.49	2.3%	$72.48	$68.75	5.4%	2.2%
Upper Midscale Total	43	82.1%	81.5%	0.8%	$119.84	$115.60	3.7%	$98.43	$94.17	4.5%	20.1%

Upper Upscale
Embassy Suites	2	87.5%	83.7%	4.5%	$179.36	$169.85	5.6%	$156.98	$142.24	10.4%	2.1%
Hilton	1	79.6%	83.8%	-5.0%	$166.82	$156.78	6.4%	$132.82	$131.33	1.1%	1.2%
Marriott	3	69.4%	70.6%	-1.6%	$136.31	$134.57	1.3%	$94.66	$94.94	-0.3%	3.0%
Renaissance	1	89.6%	93.2%	-3.8%	$284.14	$270.78	4.9%	$254.73	$252.28	1.0%	0.1%
Upper Upscale Total	7	77.1%	78.0%	-1.1%	$172.67	$166.43	3.7%	$133.11	$129.74	2.6%	6.4%

Total Portfolio	174	81.9%	80.9%	1.2%	$131.28	$125.04	5.0%	$107.48	$101.17	6.2%	100.0%

Note:
Brand categorization is based on census chain scale designation.

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Six months ended June 30
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015
Upscale
Courtyard	31	73.2%	72.1%	1.6%	$132.40	$125.28	5.7%	$96.98	$90.34	7.3%	18.9%
Hilton Garden Inn	30	78.4%	77.0%	1.8%	$126.91	$120.43	5.4%	$99.45	$92.69	7.3%	18.5%
Homewood Suites	23	82.0%	79.7%	2.9%	$134.82	$129.18	4.4%	$110.54	$102.90	7.4%	12.3%
Residence Inn	26	81.9%	79.5%	3.0%	$133.95	$126.85	5.6%	$109.66	$100.82	8.8%	15.6%
SpringHill Suites	14	76.5%	74.7%	2.5%	$107.53	$100.15	7.4%	$82.30	$74.82	10.0%	6.2%
Upscale Total	124	78.0%	76.3%	2.2%	$128.77	$121.99	5.6%	$100.49	$93.12	7.9%	71.5%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	7	79.1%	78.1%	1.4%	$110.82	$102.29	8.3%	$87.70	$79.86	9.8%	3.0%
Hampton Inn/Hampton Inn & Suites	26	79.6%	77.7%	2.4%	$128.43	$124.98	2.8%	$102.27	$97.17	5.3%	14.4%
Home2 Suites	2	87.7%	90.0%	-2.5%	$134.65	$123.02	9.4%	$118.15	$110.75	6.7%	1.7%
TownePlace Suites	8	75.2%	73.9%	1.8%	$94.15	$91.64	2.7%	$70.84	$67.71	4.6%	2.4%
Upper Midscale Total	43	79.2%	77.8%	1.9%	$120.62	$116.01	4.0%	$95.56	$90.21	5.9%	21.4%

Upper Upscale
Embassy Suites	2	86.1%	84.2%	2.3%	$166.40	$155.66	6.9%	$143.35	$131.05	9.4%	2.1%
Hilton	1	79.3%	80.4%	-1.5%	$166.28	$156.76	6.1%	$131.80	$126.09	4.5%	1.4%
Marriott	3	68.3%	68.6%	-0.4%	$135.57	$132.93	2.0%	$92.62	$91.19	1.6%	3.3%
Renaissance	1	83.5%	86.8%	-3.9%	$249.50	$252.30	-1.1%	$208.21	$219.09	-5.0%	0.3%
Upper Upscale Total	7	75.4%	75.7%	-0.5%	$163.40	$159.15	2.7%	$123.15	$120.51	2.2%	7.1%

Total Portfolio	174	78.1%	76.6%	2.0%	$129.27	$123.24	4.9%	$100.98	$94.43	6.9%	100.0%

Note:
Brand categorization is based on census chain scale designation.

Contacts
Apple Hospitality REIT, Inc. Kelly Clarke, Director of Investor Services 804-727-6321 kclarke@applereit.com

Source: Apple Hospitality REIT, Inc.